605 Third Avenue
                                                           New York, NY 10158
                                                           (212)850-6000


John Wiley & Sons, Inc                                     Bradford Wiley II
                                                           Chairman of the Board

                                                           August 8, 1997



TO OUR SHAREHOLDERS:

     We cordially invite you to attend the 1997 Annual Meeting of Shareholders to be held Thursday, September 18, 1997 at 9:30 in the morning, at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

     The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company's affairs, and encourages those entitled to vote at this annual meeting to take the time to do so. We hope you will attend the meeting, but, whether or not you expect to be personally present, please sign, date and promptly return the enclosed proxy card (or, if you own two classes of shares, both proxy cards)in the accompanying post-paid envelope. This will assure that your shares are represented at the meeting. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

     Your vote is important to us, and we appreciate your prompt attention to this matter.


                                               Sincerely,

                                               /s/ Bradford Wiley
                                               -----------------------------
                                               Chairman of the Board

John Wiley & Sons, Inc., 605 Third Avenue, New York, NY 10158  (212)850-6000


                            NOTICE OF ANNUAL MEETING
                                                of Shareholders
                                                to be held
                                                September 18, 1997

To our Shareholders:


     The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the "Company" will be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on Thursday, September 18, 1997 at 9:30 A.M., for the following purposes:

     1. To elect a board of fifteen (15)directors, of whom five (5) are to be elected by the holders of Class A Common Stock voting as a class and ten (10) are to be elected by the holders of Class B Common Stock voting as a class.

     2. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the fiscal year ending April 30, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on August 1, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                  JOSEPHINE A. BACCHI
                                                  Secretary
August 8, 1997
New York, New York


     Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please mark, sign, date and return promptly the accompanying proxy (OR PROXIES IF YOU ARE A HOLDER OF BOTH CLASSES OF COMMON STOCK) in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting in person, you may withdraw your proxy or proxies and vote your shares personally.

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on September 18, 1997 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company's Annual Report to Shareholders for the fiscal year ended April 30, 1997 ("fiscal 1997"), are being first sent or given to shareholders on August 8, 1997.

     The executive offices of the Company are at 605 Third Avenue, New York, New York 10158.

                                TABLE OF CONTENTS

  [GRAPHIC OMITTED]    Voting Securities, Record Date, Principal Holders, page 1
  [GRAPHIC OMITTED]    Certain Information Concerning the Board, page 4
  [GRAPHIC OMITTED]    Election of Directors, page 5
  [GRAPHIC OMITTED]    Executive Compensation, page 11
  [GRAPHIC OMITTED]    Proposal to Ratify Appointment of Independent Public
                       Accountants, page 17
  [GRAPHIC OMITTED]    Solicitation of Proxies, page 18
  [GRAPHIC OMITTED]    Deadline for Submission of Shareholder Proposals, page 18


I. Voting Securities -- Record Date -- Principal Holders

     Only shareholders of record at the close of business on August 1, 1997 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.

     At the close of business on August 1, 1997, there were approximately 12,813,712 shares of Class A Common Stock, par value $1.00 per share (the "Class A Stock"), and 3,155,285 shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock"), issued and outstanding and entitled to vote, except for 40,538 shares of Class A Stock which are restricted shares and may not be voted until restrictions lapse (see Summary Compensation Table on page 13). In addition, there were 3,803,936 shares of Class A Stock and 871,024 shares of Class B Stock held as treasury shares which are neither voted nor counted as outstanding. There were no shares of Preferred Stock issued and outstanding at the close of business on August 1, 1997.

     The holders of Class A Stock, voting as a class, are entitled to elect five
(5) directors, and the holders of Class B Stock, voting as a class, are entitled to elect ten (10) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class BStock entitled to vote for directors designated as Class Aor Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

     The following table and footnotes set forth, at the close of business on August 1, 1997, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it.

-----------------------------------------------------------------------------------------
                                              Class of       Common Stock      Percent of
          Name and Address                      Stock     Owned Beneficially      Class
-----------------------------------------------------------------------------------------
Peter Booth Wiley                                 B          1,060,156            33.6%
W. Bradford Wiley,
Bradford Wiley II and
Deborah E. Wiley as Trustees
under the Will of Edward P. Hamilton
  605 Third Avenue
  New York, New York(1)

W. Bradford Wiley                                 A             27,420             0.2%
and Deborah E. Wiley as                           B            212,840             6.7%
Trustees under the
Elizabeth W. Hamilton Trust
  605 Third Avenue
  New York, New York(2)

W. Bradford Wiley                                 A            653,228             5.1%
  605 Third Avenue                                B            412,252            13.1%
  New York, New York(3)(4)(5)(6)(7)(8)(10)

Deborah E. Wiley                                  A            127,680             1.0%
  605 Third Avenue                                B            171,375             5.4%
  New York, New York(4)(5)(8)(9)(10)

Peter Booth Wiley                                 A            115,460             0.9%
  605 Third Avenue                                B             98,255             3.1%
  New York, New York(6)(10)

Bradford Wiley II                                 A            109,708             0.9%
  605 Third Avenue                                B             98,226             3.1%
  New York, New York(7)(10)

The Bass Management Trust                         A          1,481,080            11.6%
and Certain Other Persons                         B                400               --
and Entities
  201 Main Street
  Fort Worth, Texas(11)
---------------------------------------------------------------------------------------


(1) These shares are not included in the listings of shares separately owned by Peter Booth Wiley, W. Bradford Wiley, Bradford Wiley II or Deborah E. Wiley.

(2)  These shares are not included in the listings of shares separately owned by
     W. Bradford Wiley or Deborah E. Wiley.

(3) Included in W. Bradford Wiley's totals are 201,280 shares of Class A Stock and 134,188 shares of Class B Stock held by a trust for the benefit of W. Bradford Wiley, of which Mr. Wiley and Morgan Guaranty Trust Company of New York are co-trustees.
(4) W. Bradford Wiley and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 109,380 shares of Class B Stock under the Edward P. Hamilton Trust. For purposes of this table, each is shown as the owner of one-half of such shares.

-----------------------------------------------------------------------------------------
                                              Class of       Common Stock      Percent of
          Name and Address                      Stock     Owned Beneficially      Class
-----------------------------------------------------------------------------------------
GeoCapital Corporation                            A          1,272,870             9.9%
  New York, NY
  Investment Manager(12)

Warburg Pincus Counsellors Inc.                   A          1,148,550             9.0%
  New York, NY
  Investment Manager(12)

United States Trust Company of                    A          1,060,395             9.0%
New York
  New York, NY
  Investment Manager(12)

Pioneering Management Corporation                 A            873,600             7.0%
  Boston, MA
  Investment Manager(12)

Theodore L. Cross and Certain                     A            602,676             5.0%
Other Persons and Entities                        B            312,988            10.0%
  200 West 57th Street
  New York, New York(13)
---------------------------------------------------------------------------------------


(5) W. Bradford Wiley and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, each is shown as the owner of one-half of such shares.

(6) W. Bradford Wiley and Peter Booth Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(7) W. Bradford Wiley and Bradford Wiley II, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(8) W. Bradford Wiley and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 13,768 shares of Class A Stock and 9,180 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.

(9) Includes 452 shares of Class A Stock which Deborah E. Wiley has the option to purchase under an option granted under the Company's 1987 Incentive Stock Option and Performance Stock Plan.

(10) Bradford Wiley II, Deborah E. Wiley and Peter B. Wiley, as general partners of a limited partnership, share voting and/or investment power with respect to 74,420 shares of Class B Stock owned by the limited partnership. For purposes of this table, each is shown as the owner of one-third of such shares. W. Bradford Wiley has a 99% limited partnership interest in such partnership. As a limited partner, W. Bradford Wiley does not have voting or investment power with respect to such shares and such shares are not included in the listing of shares separately owned by him.

(11) On the basis of filings with the Securities and Exchange Commission pursuant to Rule 13-D of the Securities Exchange Act of 1934, includes The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Lee M. Bass, Portfolio I Investors, L.P., and certain other persons.

(12) Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.

(13) Based on filings with the Securities and Exchange Commission pursuant to Rule 13-D of the Securities Exchange Act of 1934, includes Theodore L. Cross, Mary S. Cross, Amanda B. Cross, Lisa W. Pownall-Gray, and the Louisville Charitable Remainder Unit Trust.

--------------------------------------------------------------------------------

II. Certain Information Concerning the Board

     The Board of Directors is currently composed of 15 members. Deborah E. Wiley, Peter Booth Wiley and Bradford Wiley II are the children of W. Bradford Wiley (see table on page 2).

     The Board met six times during fiscal 1997, and Board committees met a total of 17 times during fiscal 1997. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committees on which such director sat.

     The Board of Directors has appointed the following standing committees:

Executive and Policy Committee. The Executive and Policy Committee currently consists of Mr. Thomas as Chairman, Messrs. Agnew, Fernandes, Macey, Sutherland, and Taylor. Its functions include reviewing corporate objectives and the strategies and policies developed by senior management to attain those objectives; assisting management in developing and refining such objectives, strategies, and policies; monitoring the implementation of strategies and policies; evaluating the Chief Executive Officer's performance in connection therewith; and reporting to the Board of Directors its recommendations and observations with respect to the foregoing. It also exercises the powers of the Board as appropriate in cases where immediate action is required, except as limited by law. The committee met four times during fiscal 1997.

Audit Committee. The Audit Committee, which currently consists of Mr. Agnew as Chairman, Messrs. Baker, Fernald, and Taylor, assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the accounting policies, internal controls and reporting practices of the Company and its subsidiaries, and the sufficiency of auditing relative thereto. It recommends to the Board the firm of independent public accountants which is to be engaged to audit the books and records of the Company; reviews with management and the outside auditors the Company's financial statements and the auditors' report thereon; and reviews the scope of the audit examination and fees for audit and non-audit services. The committee met twice during fiscal 1997.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee, which currently consists of Mr. Macey as Chairman, Messrs. Franklin, McKinnell, Sutherland and P. Wiley, administers the executive compensation program and monitors executive development practices. It oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; reviews the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs. It also grants options and makes awards under the Company's 1991 Key Employee Stock Plan. The committee reports to the Board of Directors its recommendations and observations with respect to the foregoing. The committee met four times during fiscal 1997.

Finance Committee. The Finance Committee, which currently consists of Mr. Fernandes as Chairman, Ms. Wiley, Messrs. Baker, Franklin and McKinnell, reviews the operating and capital spending plans and reviews proposed acquisitions, investments, and divestitures within designated limits. It maintains financial oversight of the Company's employees' retirement and other benefit plans, and makes recommendations to the Board with respect to such matters, and with respect to dividends on the Company's capital stock. The committee met four times during fiscal 1997.

Committee on Directors. The Committee on Directors, which currently consists of Mr. Sutherland as Chairman, Messrs. Fernald, Herrington and P. Wiley, makes recommendations to the Board regarding the size and composition of the Board; identifies appropriate general qualifications and criteria for directorships as well as qualified candidates for election to the Board; assists the Chairman of the Board in proposing committee assignments; assists the Board in evaluating, maintaining and improving its own effectiveness; and evaluates director compensation and benefits and recommends adjustments as appropriate. The committee met three times during fiscal 1997.

Directors' Compensation

     Directors who are not employees of the Company receive an annual retainer of $12,000 and committee chairmen receive an additional annual retainer of $3,000. Non-employee directors receive $1,000 per meeting for attendance at each Board or committee meeting. Directors also receive $1,000 per diem for special assignments performed at the request of the Company. Directors who are employees do not receive an annual retainer or a fee for attendance at Board or committee meetings.

     Pursuant to the Company's 1990 Director Stock Plan (the "Director Plan"), non-employee directors receive an automatic annual award of shares of Class A Stock equal in value to 50 percent of the total cash compensation, excluding expense reimbursement, received by such directors. The shares are valued at their closing price on the date of the annual shareholders meeting or, if no shares were traded on such date, on the next preceding date on which the shares were so traded, and are issued as soon as practicable thereafter based on compensation received for services rendered since the last annual meeting. The total number of shares awarded in fiscal 1997 was 5,394 Class A shares at the market value of $29.25. Under the Director Plan, eligible directors may also elect to receive all or a portion of their cash compensation in the form of Class A Common Stock. Seven directors currently have so elected.

     The Company has a Deferred Compensation Plan for Directors' Fees ("Deferred Plan"), in which directors who are not employees of the Company, or are not otherwise eligible to receive director fees, are eligible to participate. The purpose of the Deferred Plan is to provide eligible directors with flexibility in their tax planning. Under the Deferred Plan, an eligible director may elect on or before December 31 of any year to defer receipt of all fees or compensation received as a member of the Board of Directors for services rendered during the calendar year following such election and succeeding calendar years, including fees paid for attendance at meetings of the Board of Directors or its committees, but not including any stock awarded under the Director Plan or any other stock plan which may hereafter be adopted. No directors currently participate in this plan.

Other Transactions

     On July 23, 1996 the Company entered into an agreement with A. T. Kearney, Inc., of which Gary J. Fernandes is Chairman of the Board, to provide professional services in connection with a review of certain of the Company's operating units at a total cost of $410,000. A. T. Kearney, Inc. was selected pursuant to a competitive bidding process on overall terms no less favorable than were obtainable from an unrelated third party.

Insurance with Respect to Indemnification of Directors and Officers

     The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company, to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $20,000,000 with Chubb Insurance Company and the National Union Insurance Company at an annual premium of $192,000. The current policy expires on November 14, 1997. No sums have been paid under this policy.

III. Election of Directors

     Fifteen (15) directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card. THE HOLDERS OF CLASS ASTOCK ARE ENTITLED TO ELECT 30% OF THE ENTIRE BOARD. AS A CONSEQUENCE, FIVE (5)DIRECTORS WILL BE ELECTED BY CLASS VOTE OF THE HOLDERS OF CLASS ASTOCK. THE HOLDERS OF CLASS B STOCK ARE ENTITLED TO ELECT TEN (10)DIRECTORS.

     All the nominees are currently directors of the Company, and all were elected to their present terms of office at the Annual Meeting of Shareholders held in September 1996. Except as otherwise indicated, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years.

     The persons named on the proxy cards (Bradford Wiley II, Charles R. Ellis and Josephine A. Bacchi) have agreed to represent shareholders submitting properly executed proxy cards and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards. Although the Board of Directors has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named in the accompanying proxy card may vote for another person at their discretion.

Directors to be Elected by Class A Shareholders
--------------------------------------------------------------------------------

[PHOTO]
Larry Franklin, a director since 1994, is President, Chief Executive Officer and Director of Harte-Hanks Communications, Inc. He is a Member of the Board of Governors of Newspaper Association of America; a Director of Associated Press; Vice Chairman of the Board of Governors of San Antonio Economic Development Foundation; a Director of United Way of San Antonio and Bexar County; and a Director of Southwest Foundation for Biomedical Research. Age 55.

[PHOTO]
John S. Herrington, a director since 1994, is a Businessman/Attorney. He was Chairman of the Board of Harcourt Brace Jovanovich (a publishing company) from 1989 to 1991; former U.S. Secretary of Energy from 1985 to 1989; and is a Director of Mesa Petroleum Company. Age 58.

[PHOTO]
Chester O. Macey, a director since 1994, is a private consultant. He was Executive Vice President and General Manager, Steering, Suspension & Engine Group, TRW Inc. until his retirement in December 1995. He is past Chairman of the Canadian Automotive Parts Manufacturers Association; a Director of Motor and Equipment Manufacturers Association/Japan Automobile Manufacturers Association; and a Member of Society of Automotive Engineers. Age 59.

[PHOTO]
Henry A. McKinnell, Jr., a director since 1996, has been President, Pfizer Pharmaceuticals since January 1996. He has been Executive Vice President, Pfizer, Inc. responsible for Pfizer's U.S. Pharmaceuticals, Consumer and
Strategic Planning and Public Policy Groups since July 1995. These groups continue to report to him. Previously, he served as Executive Vice President and Chief Financial Officer of Pfizer, Inc., and President of Pfizer's Hospital Products Group from 1992 to 1995. He is a Director of Aviall, Inc.; Chairman of the Food and Drug Law Institute; Vice Chairman of the Committee for Economic Development; and a Trustee of the New York City Police Foundation. Age 54.

[PHOTO]
Thomas M. Taylor, a director since 1994, has been President of Thomas M. Taylor & Co. (an investment entity affiliated with the Bass Management Trust) since 1985. He is Chairman of the Board of La Quinta Inns, Inc.; Chairman of Encal Energy Ltd.; a Director of Kirby Corp.; and a Director of MacMillan Bloedel Ltd. Age 54.

Directors to be Elected by Class B Shareholders
-------------------------------------------------------------------------------

[PHOTO]
Franklin E. Agnew, a director since 1989, has been a Business Consultant since 1986. He was previously Trustee (in Bankruptcy), Sharon Steel from 1989 to 1990. He is a Director of Bausch & Lomb, Inc.; a Director of Prudential Insurance Company of America; a Director of Saint Margaret Hospital in Pittsburgh; and is a Charter Trustee (emeritus) of Princeton University. Age 63.

[PHOTO]
Warren J. Baker, a director since 1993, has been President, California Polytechnic State University since 1979 and was a Member of the National Science Board from 1985 to 1994. He is a Regent of the American Architectural Foundation; a Fellow in the American Society of Civil Engineers; a Member of the Board of Directors of the California Council on Science and Technology; a Member of the California Business-Higher Education Forum; and Co-Chair of the California Joint Policy on Agriculture and Higher Education. Age 59.

[PHOTO]
Charles R. Ellis, a director since 1990, has been President and Chief Executive Officer of the Company since June 1990. He was previously Executive Vice President and President of the Company's Publishing Group since June 1989, and before that Senior Vice President since February 1988. He was President of Elsevier Science Publishing, U.S.A., from 1981 to 1988. He is Chairman of the Board of Trustees of Princeton University Press; Vice President of the International Publishers Association; and a Member of the Board of Directors of the Association of American Publishers. Age 62.

[PHOTO]
H. Allen Fernald, a director since 1979, is President and Chief Executive Officer of Down East Enterprise, Inc. (magazine and book publisher). He is a Director of Maine Community Foundation; a member and past Chair of the University of Maine President's Council; a Director of United Publishing, Inc.; a Director of Foreside Company, Inc.; and a Director of the University of Maine Press. Age 65.

[PHOTO]
Gary J. Fernandes, a director since 1989, is Vice Chairman of EDS, and was Senior Vice President and Director since 1981. He is a Director of Southland Corporation; a Director of Amtech Corporation; Chairman of the Board of A.T. Kearney, Inc.; a Trustee for The New School for Social Research; and a Member of the Board of Governors of Boys & Girls Clubs of America.
Age 54.

Directors to be Elected by Class B Shareholders
--------------------------------------------------------------------------------

[PHOTO]
William R. Sutherland, a director since 1987, is Vice President, Sun Microsystems, Inc. and has been the Director of Sun Microsystems Laboratories since July 1993. He was previously Deputy Director since March 1991, and was Vice President and Treasurer, Sutherland Sproull & Associates, Inc. (information and technology consulting firm). He is a partner in Advanced Technology Ventures, a venture capital firm, and a former Director of Newmarket Venture Capital, PLC. Age 61.

[PHOTO]
Leo J. Thomas, a director since 1988, was Executive Vice President of Eastman Kodak Company since 1994 and a Director of Eastman Kodak Company from May 1992 until his retirement in May 1996. He was previously Group Vice President and General Manager of Health Group from September 1989 to September 1991, and Group Vice President, President of Imaging from September 1991 to August 1994. He is a Director of Frontier Corporation and a member of the National Academy of Engineering. Age 60.

[PHOTO]
Bradford Wiley II, a director since 1979, has been Chairman of the Board since January 1993, and Editor in the College Division since April 1989. He was previously a newspaper journalist, viticulturist and winery manager. Age 56.

[PHOTO]
Deborah E. Wiley, a director since 1979, is a Senior Vice President, and Director of Corporate Communications since July 1994. She was previously Vice Chairman of the Board from 1986 to 1994. She is Chairman of the Board of Caedmon School; a Trustee of The Aloha Foundation; a Trustee Emerita of Colgate University; a Trustee of Pine Manor College; and Chairman of the Board of the National Book Foundation. Age 51.

[PHOTO]
Peter Booth Wiley, a director since 1984, is an author, journalist and owner of Points West (newspaper articles). He is a Member of the Board of the Friends of the San Francisco Library; and a member of the Board of the Data Center. Age 54.

Beneficial Ownership of Directors and Management

     Set forth below are the shares of the Company's Class A and Class B Stock beneficially owned by the directors, and also executive officers named in the Summary Compensation Table on page 13 as of August 1, 1997.


---------------------------------------------------------------------------------------------------------
                                     Shares of
                                    Class A and         Additional
                                   Class B Stock          Shares                             Percent
                                    Beneficially        Beneficially                           of
                                      Owned(1)            Owned(2)            Totals         Class(1)
---------------------------------------------------------------------------------------------------------

Franklin E. Agnew                   A      16,833                           A      16,833        0.1%
                                    B          --                           B          --         --
Warren J. Baker                     A       1,940                           A       1,940         --
                                    B          --                           B          --         --
Charles R. Ellis(3)(4)              A     126,549      A      94,896        A     221,445        1.7%
                                    B          --      B          --        B          --         --
H. Allen Fernald                    A       8,023                           A       8,023         --
                                    B       1,360                           B       1,360         --
Gary J. Fernandes                   A       5,642                           A       5,642         --
                                    B          --                           B          --         --
Larry Franklin                      A       3,045                           A       3,045         --
                                    B          --                           B          --         --
John S. Herrington                  A         828                           A         828         --
                                    B          --                           B          --         --
Stephen A. Kippur(3)(4)             A      54,561      A      31,188        A      85,749        0.7%
                                    B          --      B          --        B          --         --
Chester O. Macey                    A       1,983                           A       1,983         --
                                    B          --                           B          --         --
Henry A. McKinnell, Jr.             A         500                           A         500         --
                                    B          --                           B          --         --
William J. Pesce(3)(4)              A      52,485      A      33,046        A      85,531        0.7%
                                    B          --      B          --        B          --         --
Richard S. Rudick(3)                A      60,879      A      27,407        A      88,286        0.7%
                                    B      14,144      B          --        B      14,144        0.4%
William R. Sutherland               A       6,257                           A       6,257         --
                                    B          --                           B          --         --
Thomas M. Taylor(12)                A      75,148                           A      75,148         --
                                    B          --                           B          --         --
Leo J. Thomas                       A      13,430                           A      13,430        0.1%
                                    B         800                           B         800         --
Robert D. Wilder(3)(4)              A      51,947      A      21,576        A      73,523        0.6%
                                    B       1,600      B          --        B       1,600         --
Bradford Wiley II(5)(6)(9)(11)      A     109,708                           A     109,708        0.9%
                                    B     363,265                           B     363,265       11.5%
Deborah E. Wiley(5)(6)(7)(10)(11)   A     140,938      A         452        A     141,390        1.1%
                                    B     542,834      B          --        B     542,834       17.2%
Peter Booth Wiley(5)(6)(8)(11)      A     115,460                           A     115,460        0.9%
                                    B     363,294                           B     363,294       11.5%
-----------------------------------------------------------------------------------------------------


(1) All directors, nominees and executive officers as a group (includes 22 persons) own 1,141,847 and 1,287,301 shares of Class A and B Stock, including exercisable options and restricted shares awarded to certain executive officers, (see Executive Employment Agreements, page 15). This represents 15% of the Common Stock of the Company and 31.3% of the voting power represented by all such shares, excluding restricted shares which may not be voted until vested. In the table, percent of class was calculated on the basis of shares beneficially owned (including exercisable options), compared with shares issued and outstanding plus shares which might be issued pursuant to the exercise of such options. This table is based on the information provided by the individual nominees.

(2) Options exercisable under the Company's stock option plans which may be acquired on or before October 1, 1997.

(3) Includes Class A shares of restricted stock subject to forfeiture awarded under the Company's long term incentive plans (see Summary Compensation Table, footnote (a), page 13) as follows: Mr. Ellis - 19,940 shares; Mr.
     Pesce - 7,891 shares; Mr. Kippur - 7,612; Mr. Wilder - 5,653 shares; and Mr. Rudick - 3,139 shares. (4) Includes restricted stock subject to forfeiture awarded under the terms of the Executive Employment Agreements, described on page 15, as follows: Mr. Ellis - 54,810 shares; Mr. Pesce - 36,666 shares; Mr. Kippur - 36,982 shares; and Mr. Wilder - 36,606 shares.

(5) The totals shown for Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley do not include any shares in the table on page 2 as separately owned by their father, W. Bradford Wiley (namely 653,228 Class A and 412,252 Class B shares), nor do they include (i) 201,280 shares of Class A Stock and 134,188 shares of Class B Stock held by a trust for the benefit of W. Bradford Wiley, of which Mr. Wiley and Morgan Guaranty Trust Company of New York are co-trustees; (ii) 88,620 shares of Class B Stock which W. Bradford Wiley or his designees have the right to acquire in exchange for shares of Class A Stock from certain persons upon any proposed disposition of such Class B Stock, upon their deaths or upon termination of trust; or (iii) the shares not allocated to any of W. Bradford Wiley's children under the trusts referred to in footnotes (4), (5), (6), (7) or (8) below.

(6) Peter Booth Wiley, Bradford Wiley II and Deborah E. Wiley, and their father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 1,060,156 shares of Class B Stock under the Will of Edward P. Hamilton. For purposes of this table, each of W. Bradford Wiley's children is shown as the owner of one-fourth of such shares.

(7) Deborah E. Wiley and her father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 109,380 shares of Class B Stock under the Edward P. Hamilton Trust, 27,420 shares of Class A Stock and 212,840 shares of Class B Stock under the Elizabeth W. Hamilton Trust, and 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, Deborah E. Wiley is shown as the owner of one-half of such shares.

(8) Peter Booth Wiley and his father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, Peter Booth Wiley is shown as the owner of one-half of such shares.

(9) Bradford Wiley II and his father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 218,784 shares of Class A Stock and 145,856 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, Bradford Wiley II is shown as the owner of one-half of such shares.

(10) Deborah E. Wiley and her father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 13,768 shares of Class A Stock and 9,180 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, Deborah E. Wiley is shown as the owner of one-half of these shares.

(11) Bradford Wiley II, Deborah E. Wiley and Peter B. Wiley, as general partners of a limited partnership, share voting and/or investment power with respect to 72,420 shares of Class B Stock owned by the limited partnership. For purposes of this table, each is shown as a owner of one-third of such shares.

(12) Portfolio I Investors, L.P. ("Portfolio I") is a direct beneficial owner of 65,100 shares of Class A Stock reported herein, and Thomas M. Taylor & Co. ("Taylor & Co.") is the beneficial owner of 9,100 shares of Class A stock reported herein. Mr. Taylor may be deemed to be the beneficial owner of the shares owned by Portfolio I because of his position as the President and sole stockholder of Trinity Capital Management, Inc., which is the sole general partner of Trinity I Fund, L.P., which is the sole stockholder of Portfolio Associates, Inc., which in turn is the sole general partner of Portfolio I. Mr. Taylor may be deemed to be the beneficial owner of the shares owned by Taylor & Co. because he is the President and a controlling person of Taylor & Co.

--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering one transaction for 100 Class A shares was filed late by William J. Pesce.


IV. Executive Compensation

Report of the Executive Compensation and Development Committee

Executive Compensation Policies. The Company's executive compensation program is administered by the Executive Compensation and Development Committee of the Board of Directors (the "Committee") composed of five independent directors. The objectives which guide the Committee in formulating its recommendations are to:

     o Attract and retain executives of the highest caliber by compensating them at levels which are competitive in the market place.

     o Motivate and reward such executives based on corporate, business unit and individual performance through compensation systems and policies which include variable incentives.

     o Align executives' and shareholders' interests through awards of equity components dependent upon the performance of the Company and the operating divisions, as well as the individual performance of each executive.

     Annually the Committee reviews a compensation survey as a guidepost to determine whether the Company's compensation levels and program are competitive and meet the Committee's stated objectives. The most recent survey compiled by Towers Perrin includes those publishing companies listed in the peer group in the graph on page 13, regarded as comparable and for which comparable data is available, as well as other companies more comparable in size to the Company. The Committee recommends to the Board for its ultimate determination the total targeted compensation and the proportion of the various components of the compensation program including salary and targeted annual and long term incentives, based upon each executive's role in the Company and level of responsibilities.

     It is the Committee's policy to maximize the effectiveness of the Company's executive compensation programs. With regard to future executive compensation actions, the Committee's policy is to maintain flexibility to take actions which it deems to be in the best interests of the Company and its shareholders, but which may not qualify for tax deductibility under Section 162(m) or other Sections of the Internal Revenue Code.

Annual Executive Compensation. Annual executive compensation is comprised of base salary and, if earned, a variable cash incentive. The annual incentive is based on the achievement of quantitative financial performance goals, as well as individual non-quantitative objectives. Targeted annual incentives range from 70% of salary for Mr. Ellis and from 40% to 60% for other executives. At the beginning of each fiscal year, the Committee recommends to the Board for approval the base salaries, the targeted incentives, the financial performance measures and goals on which incentives may be earned, including the threshold or minimum level of performance below which no incentives will be paid. Divisional performance measures and targets are also set for certain operating executives with divisional as well as corporate responsibilities.

     At the end of the fiscal year, the Committee evaluates performance against the financial goals and individual objectives, and submits to the full Board for approval a recommended annual payout, if any, for each executive. No incentive is payable, regardless of whether individual objectives are met or exceeded, unless aggregate performance against the financial measures equals or exceeds threshold. Payouts, if any, can range from 50% to 150% of the targeted incentive depending upon the level of the achievement of financial goals and individual objectives between threshold and outstanding levels of performance. In fiscal 1997 on a weighted average basis, performance against financial goals was above target.

Long Term Executive Compensation. The long term component of the compensation is comprised of (i) a targeted variable incentive payable in cash and/or performance shares, and (ii) stock option grants of Class A Stock. At the beginning of each year a new three fiscal-year cycle begins. The Committee reviews and submits to the full Board for approval its recommendations for participants in the long term plan, the number of stock options to be granted, the targeted incentive, the financial performance measures and goals, and threshold and outstanding levels of performance that must be achieved by the Company and, where relevant, the division for which the participant is responsible.

     At the end of the three fiscal-year cycle, the Committee evaluates performance against the goals and recommends to the full Board for approval the appropriate payout for each executive and the portion to be paid in cash and/or restricted performance shares. No long term incentive is payable if aggregate performance is less than threshold. Payouts to individual executives can range from 50% to 150% of the targeted incentive depending upon the level of aggregate achievement between the threshold and outstanding levels of financial performance.

     Option grants are generally awarded on an annual basis, have terms of ten years and generally vest as to 50% in the fourth year and 50% in the fifth year from the date of grant. All employees' stock options have exercise prices which are equal to the current market price of Class A Stock as of the grant date. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal 1997, all executives, including Mr. Ellis, received approximately 60% of their targeted long term incentive in stock option awards. Chief Executive Officer Compensation. Based on the Executive and Policy Committee's performance evaluation review of Mr. Ellis, the Executive Compensation and Development Committee recommended and the Board approved a base salary increase of 11% ($407,000 to $450,000) and an annual incentive award of $398,494 representing 47% of the total annual compensation.

     The performance review reflected the achievement of financial, as well as certain strategic goals, and Mr. Ellis' contribution to those achievements.

     Mr. Ellis also received a long term compensation payout of $264,031, of which $176,109 was paid in cash and the remainder in 2,919 shares of restricted performance shares with the restrictions lapsing as to 50% at the end of fiscal 1998 and 1999, respectively. This payout was based on performance against net income, cash flow and return on investment goals.

     During fiscal 1997, Mr. Ellis, as part of his long term compensation plan, received a grant of options to purchase 36,223 shares of Class A Stock, exercisable as to 18,112 shares on and after April 30, 2000, and 18,111 on and after April 30, 2001, at an option price of $30.375 per share, the market price at date of grant. In approving the compensation reflected in the tables on page 13, the Committee considered Mr. Ellis's performance in leading the Company's investment in and enhancing of its core business on a global basis, and the shareholder value created during the most recent three years of his tenure.

     Executive Compensation and Development Committee

                           Chester O. Macey, Chairman
                  Larry Franklin                William R. Sutherland
              Henry A. McKinnell, Jr.               Peter B. Wiley

                               Performance Graph

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL]

                                     1992         1993         1994         1995        1996       1997
                                    --------------------------------------------------------------------
John Wiley &Sons, Inc. Class A      $100.00     $122.20      $222.90      $294.30     $366.20    $323.00
Publishing Peer Group                100.00      121.00       131.40       164.70      187.90     207.50
S&PMid-Cap Companies                 100.00      112.10       120.70       129.80      165.60     179.60
--------------------------------------------------------------------------------------------------------

The above graph provides an indicator of the cumulative total return to shareholders of the Company's Class Acommon stock as compared with the cumulative total return on the S&P Mid-Cap Companies Index and a peer group index for the period from April 30, 1992 to April 30, 1997. The peer group consists of the following five publicly traded companies with significant publishing activities: Harcourt General, Inc.; Houghton Mifflin Company; McGraw Hill Companies; Plenum Publishing Corporation; and Waverly, Inc. Peer group returns have been weighted to reflect relative stock market capitalization of each company at the beginning of each year. Cumulative total return assumes $100 invested on April 30, 1992 and reinvestment of dividends throughout the period.

--------------------------------------------------------------------------------


Summary Compensation Table

                                                                                         Long Term Compensation
                                                                                ---------------------------------------

                                                  Annual Compensation                       Awards              Payouts
                                       ----------------------------------------- -----------------------------  --------
                                                                    Other Annual                  Securities               All Other
Name and                                                               Compen-   Restricted Stock  Underlying      LTIP      Compen-
Principal Position                      Year     Salary      Bonus     sation      Awards(a)       Option/SARs  Payouts(b) sation(c)
------------------------------------------------------------------------------------------------------------------------------------
Charles R. Ellis                        1997    $443,388    $398,494     $0        $ 87,922         36,223      $176,109    $  4,946
President, Chief Executive              1996     401,312     348,333      0         916,139         28,328       137,484       4,884
Officer and Director                    1995     362,314     300,518      0         702,579         55,000       149,132       5,019

William J Pesce                         1997     296,928     244,253      0          17,838         15,806        35,731       4,829
Chief Operating Officer(d)              1996     251,082     131,052      0         581,648         29,052        33,345       4,877
                                        1995     229,692      80,347      0         441,093          7,000        44,754       4,620

Stephen A. Kippur                       1997     286,004     107,366      0          27,164         14,884        54,411       4,770
Executive Vice President                1996     264,004     129,977      0         592,810         11,126        55,704       4,668
and Group President,                    1995     239,539     146,574      0         452,099          7,000        66,797       4,712
Professional, Reference
and Trade Group

Robert D. Wilder                        1997     228,923     140,654      0          25,263          9,549        50,803       4,573
Executive Vice President                1996     221,308     120,435      0         589,024          8,376        48,119       4,614
and Chief Financial and                 1995     210,154     106,400      0         445,176          6,600        52,931       4,625
Support Operations Officer

Richard S. Rudick                       1997     176,769      83,541      0          14,243          5,650        28,528       4,583
Senior Vice President                   1996     168,462      81,100      0          12,910          4,314        25,858       4,604
and General Counsel                     1995     159,154      70,899      0          15,074          3,600        30,194       4,557
------------------------------------------------------------------------------------------------------------------------------------

The above table sets forth, for the fiscal years indicated, the compensation of the CEOand the four other most highly compensated executive officers of the Company.

(a) When awards of restricted stock are made pursuant to the Company's long-term incentive plans, the Committee may establish a period during which the Class A shares of restricted stock shall be subject to forfeiture in whole or in part if specified objectives or considerations are not met. Restricted stock awards were made for achievement of financial performance objectives for the respective three-year periods ended April 30, 1997,
     April  30,  1996 and April 30,  1995.  Stock  issued  pursuant  thereto  is non-voting and not eligible for dividends until restrictions lapse. Restrictions lapse as to 50%
     at the end of the first and second fiscal year, respectively, after the fiscal year in which awarded. Restricted stock awards reflect the market value as of the fiscal year-end indicated. In addition to the aforementioned stock awards, this amount includes the value at the date of issuance of restricted stock, which have voting rights and are eligible to receive dividends, issued pursuant to certain Employment Agreements in fiscal year 1996 as follows:Mr. Ellis-30,000 shares valued at $847,500; Mr. Pesce-20,000 shares valued at $565,000; Mr. Kippur-20,000 shares valued at $565,000; and Mr. Wilder-20,000 shares valued at $565,000. Similar awards were granted under the Employment Agreements in fiscal year 1995 as follows:Mr. Ellis-30,000 shares valued at $628,125; Mr. Pesce-20,000 shares valued at $418,750; Mr. Kippur-20,000 shares valued at $418,750; and Mr. Wilder-20,000 shares valued $418,750. Aggregate restricted stock holdings as of April 30, 1997 were as follows: Mr. Ellis - 71,480 shares valued at $2,153,335; Mr. Pesce - 44,013 shares valued at $1,325,892; Mr.
     Kippur-44,587 shares valued at $1,343,183; Mr. Wilder-43,333 shares valued at $1,305,407; and Mr. Rudick-1,798 shares valued at $54,165.

(b) Under the Company's long term incentive plans, cash awards were made for the achievement of financial performance objectives for the respective three year periods ended April 30, 1997, 1996 and 1995. as described in the report of the Executive Compensation and Development Committee under the heading Long Term Executive Compensation on page 12.

(c)  Represents matching Company contributions to the Employee Savings Plan.

(d) Executive Vice-President-Educational and International Group untill April 30, 1997.

Option/SAR Grants in Last Fiscal Year


-------------------------------------------------------------------------------------------------------------
                             Individual Grants (a)
--------------------------------------------------------------------------------
                                                                                     Potential Realizable
                                        % of Total                                     Value at Assumed
                       Number of       Options/SARs                              Annual Rates of Stock Price
                      Securities        Granted to                               Appreciation for Option Term
                  Underlying Options/    Employees    Exercise or   Expiration   ----------------------------
Name                SARs Granted     in Fiscal Year    Base Price     Date (b)         5%          10%
-------------------------------------------------------------------------------------------------------------
Charles R. Ellis       36,223             25.3%        $30.375    June 12, 2006    $691,956  $1,753,553
William J. Pesce       15,806             11.0%         30.375    June 12, 2006     301,937     765,167
Stephen A. Kippur      14,884             10.4%         30.375    June 12, 2006     284,324     720,533
Robert D. Wilder        9,549              6.7%         30.375    June 12, 2006     182,411     462,266
Richard S. Rudick       5,650              3.9%         30.375    June 12, 2006     107,930     273,516
-------------------------------------------------------------------------------------------------------------

The above table shows potential realizable value at assumed annual stock appreciation rates of 5% and 10%over the ten-year term of the options. The rates of appreciation are as required to be stated by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Company's stock price. Future gains, if any, will depend on actual future appreciation in the market price.

(a) The Company has in effect two shareholder approved plans, each of which relates to Class Ashares: the 1987 Incentive Stock Option and Performance Stock Plan, and the 1991 Key Employee Stock Plan. The exercise price of all stock options is determined by the Committee and may not be less than 100 percent of the fair market value of the stock on the date of grant of the options. The Committee also determines at the time of grant the period and conditions for vesting of stock options. In the event of a change of control, as defined on page 17, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. No option grants have SARs associated with the grants, and no SARs were granted during fiscal 1997.

(b) Options are subject upon earlier termination in certain events relating to termination of employment.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

--------------------------------------------------------------------------------------------------------------
                                                        Number of Securities          Value of Unexercised
                                                       Underlying Unexercised        In-the-Money Options/SARs
                     Shares Acquired     Value     Options/SARs at Fiscal Year-End   at Fiscal Year-End (b)
                                                   -------------------------------  --------------------------
Name                   on Exercise     Realized(a)  Exercisable  Unexercisable      Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------------
Charles R. Ellis             0              $0        102,676      102,623          $1,719,203    $386,626
William J. Pesce             0               0         33,046       49,216             570,434     126,363
Stephen A. Kippur       24,000         458,521         31,188       35,662             637,903     135,654
Robert D. Wilder        40,000         801,624         21,576       26,998             441,944     123,489
Richard S. Rudick            0               0         27,407       14,894             554,949      66,503
--------------------------------------------------------------------------------------------------------------

The above table provides information as to options exercised by each of the named executive officers during fiscal 1997 and the value of the remaining options held by each executive officer at year end, measured using the closing price of $30.125 for the Company's Class ACommon Stock on April 30, 1997.

(a)  Market value of underlying shares at exercise minus the option price

(b) Market value of underlying shares at fiscal year-end minus the option price. These values are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise will depend upon the market price of the Class Ashares relative to the exercise price per share of the stock options at the time of exercise.

Long-Term Incentive Plans -- Awards in Last Fiscal Year


                                                                          Estimated Future Payouts
                                                                    under Non-Stock Priced-Based Plans (a)(b)
                     Number of          Performance or             ------------------------------------------
                 Shares, Units or     Other Periods Until          Threshold       Target     Maximum
Name               Other Rights(#)    Maturation or Payout          (# or $)      (# or $)   (# or $)
-------------------------------------------------------------------------------------------------------------
Charles R. Ellis        3,607      May 1, 1996 to April 30, 1999         902         3,607      5,411
                                                                     $27,500      $110,000   $165,000
William J. Pesce        1,574      May 1, 1996 to April 30, 1999         590         1,574      2,361
                                                                     $18,000       $48,000    $72,000
Stephen A, Kippur       1,482      May 1, 1996 to April 30, 1999         556         1,482      2,223
                                                                     $16,950       $45,200    $67,800
Robert D. Wilder          951      May 1, 1996 to April 30, 1999         238           951      1,427
                                                                      $7,250       $29,000    $43,500
Richard S. Rudick         563      May 1, 1996 to April 30, 1999         141           563        845
                                                                      $4,290       $17,160    $25,740
-------------------------------------------------------------------------------------------------------------

Estimated future payments assuming financial performance targets are achieved under the 1997 long-term incentive compensation plan for the named executives are as indicated above:


(a) Financial performance targets and relative weighting of each target, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle and include cumulative income and cumulative cash flow, as defined, for the three-year period. For the fiscal 1997 long-term plan, amounts will be earned based on the achievement of the overall weighted targets. If the threshold level is not attained, no payout will be made.

(b) These awards consist partly of cash and partly of restricted performance shares. At April 30, 1999, the Committee may, in its discretion, modify the relative proportion of cash and restricted performance shares. The restricted shares would vest as to 50% on April 30, 2000 and the remaining 50% on April 30, 2001. The above restricted shares are not eligible for dividends and voting rights during the three-year plan cycle.

Executive Empoyment Agreements

     In July 1994, the Company entered into  employment  agreements with Charles
R. Ellis, President and Chief Executive Officer, and three senior officers, Messrs. Pesce, Kippur, and Wilder (collectively the "Executives"). The contracts provide for base salaries (reflected in the Summary Compensation Table on page
13), which may be increased by the Board, and for benefits and incentive compensation as provided for senior officers generally, and as described in the Committee's report above. Each of the contracts with the senior officers expires on April 30, 1998, and is renewable for successive two-year terms in the absence of notice by either party to the contrary. If any such contract is terminated by the Company other than for cause, as defined, or if the Company decides not to renew for a subsequent term, the Executive will be entitled to 24 months severance, which includes salary, benefits, pro-rated cash incentive payments at target levels, and long term incentives for plan cycles ending within one year after termination. The contract with Mr. Ellis, as amended in March 1995, is for an initial term expiring on July 20, 1998, renewable for an additional two-year term. If it is terminated by the Company other than for cause or it is not renewed by the Company for the additional term, severance is payable until July 20, 2000.

     Except in the case of termination by the Company other than for cause, the Executive is restricted from working for a competitor for twelve months after termination in the case of the senior officers. The restriction continues until July 20, 2000, whether or not termination is for cause in the case of the Chief Executive Officer. However, if any of the Executives resigns for "good reason" within 18 months following a "change of control," both as defined in the 1989 Supplemental Executive Retirement Plan ("SERP") (see page 16), the restriction does not apply.

     In connection with these agreements, the above named Executives received certain restricted stock awards which vest one-third at the end of each of the third, fourth and fifth years after the date of grant. In addition, the Executive is required to retain ownership of the shares for an additional two years after vesting except, in Mr. Ellis' case, upon retirement with the Board's approval. If the Executive is terminated by the Company other than for cause, or the contract is not renewed by the Company, or if there is a "change of control" as defined in the 1991 Key Employee Stock Plan (see Stock Options, Performance Stock and Restricted Stock, page 17, all remaining unvested shares will vest, and any remaining restrictions on transfer of the shares will lapse.

     In January 1997, the Company entered into agreements with senior vice presidents employed by the parent company (the "Participants"), which provide for continuation of base salary for a period of between 12 and 18 months in the event of termination by the Company other than for cause. In the event of a "change of control," as defined in SERP, under certain circumstances the Participants may be entitled to cash incentive payments at target level for the severance period. Except in the case of termination by the Company other than for cause, or termination for "good reason," as defined in SERP, following a "change of control," the Participants are restricted from working for a competitor for a period of four to six months after termination.

Retirement Plan

The following table shows the estimated annual retirement benefits payable at normal retirement age to a covered participant who has attained the earnings and years of service classifications indicated under the Company's tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan") and non-qualified supplemental retirement plan (the "Supplemental Retirement Plan"):

--------------------------------------------------------------------------------
                                           Years of Service
            Average        -----------------------------------------------------
             Final
          Compensation         10            20             30               35
--------------------------------------------------------------------------------

            $100,000       $ 15,246       $ 30,491       $ 45,737       $ 53,360
             200,000         31,946         63,891         95,837        111,810
             300,000         48,646         97,291        145,937        170,260
             400,000         65,346        130,691        196,037        228,710
             500,000         82,046        164,091        246,137        287,160
             600,000         98,746        197,491        296,237        345,610
             700,000        115,446        230,891        346,337        404,060
             800,000        132,146        264,291        396,437        462,510
--------------------------------------------------------------------------------

     Benefits shown above are computed as a single life annuity beginning at age 65 and are not subject to any deduction for offset amounts. The Retirement Plan provides for annual normal retirement benefits equal to 1.17%of average final compensation, not in excess of covered compensation, plus 1.67%of average final compensation in excess of covered compensation, times years of service not to exceed 35.

     Average final compensation is the participant's average annual compensation (taking into account 100% of the base pay plus 50% of incentive compensation and overtime pay, but not including any other compensation included in the Summary Compensation Table) during the highest three consecutive years ending December 31, 1994 (subject to certain limitations on compensation under the Internal Revenue Code with respect to tax-qualified plans). The Company may, but is not required to, update from time to time the three-year period used to determine average final compensation.

     Covered compensation under the Retirement Plan is the average of the taxable wage base in effect under the Social Security Act over the 35 year period ending with the year the employee reaches his or her social security retirement age (but excluding any increases in the taxable wage base after 1993). The Supplemental Retirement Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on tax-qualified plan benefits. Average final compensation and covered compensation are determined under the Supplemental Retirement Plan in the same manner as under the Retirement Plan, except that a participant's compensation is not subject to the limitations under the Internal Revenue Code. Years of service under the Retirement Plan and Supplemental Retirement Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

     The years of service for Messrs. Ellis, Pesce, Kippur, Wilder and Rudick under the Retirement Plan and Supplemental Retirement Plan as of April 30, 1997 (rounded to the nearest year), are 9, 8, 18, 18, and 19, respectively. Average final compensation under the Retirement Plan for Messrs. Ellis, Pesce, Kippur, Wilder and Rudick as of April 30, 1997 was $426,644, $250,309, $269,840,
$231,089, and $181,017, respectively.

1989 Supplemental Executive Retirement Plan

     The participants under the 1989 Supplemental Executive Retirement Plan ("SERP") are executives of the Company or its affiliates listed on a schedule to the plan, as amended from time to time.

     The basic SERP benefit (the "primary benefit") consists of ten annual payments commencing on retirement (at or after age 65) determined by multiplying the participant's base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement), and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

     The estimated annual benefits under SERP payable over ten years upon retirement at age 65 for Messrs. Ellis, Pesce, Kippur, Wilder and Rudick are $527,600, $682,600, $382,700, $305,500, and $123,700, respectively.

     SERP provides the participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years (taking into account retirement benefits under the Company's Retirement Plan, referred to above, the Supplemental Retirement Plan and the primary benefit under SERP) of 50% to 65% (depending on the executive's position with the Company) of average compensation over the executive's highest three consecutive years. Under certain circum-stances, if a participant works for a competitor within 24 months following termination of employment, no further payments would be made to the participant under SERP.

     SERP also provides that following a change of control (defined in the same manner as under the Company's stock option plans discussed below) and the termination of the participant's employment without cause as defined, or a termination by the participant for good reason as defined, the participant is entitled to a lump sum payment of the then present value of his benefits under SERP computed as if the participant had attained age 65 on the date of his termination.

Stock Options, Performance Stock, and Restricted Stock

     Under the 1991 Key Employee Stock Plan (the "Plan"), qualified employees are eligible to receive awards that may include stock options, performance stock awards and restricted stock awards as described in footnote (a) of the Summary Compensation Table. The number of shares available for stock options or stock awards is limited to three percent of the total number of shares of Class A Stock of the Company outstanding as of the first day of each fiscal year during which the Plan is in effect. No more than 2,000,000 shares may be issued over the life of the Plan, and no stock option may be granted after December 31, 2000.

     Upon a "change of control," as defined, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. The Committee shall specify in a performance stock award whether, and to what effect, in the event of a change of control, an employee shall be issued shares of common stock with regard to performance stock awards held by such employee. Following a change of control, all shares of restricted stock which would otherwise remain subject to restrictions shall be free of such restrictions. A change of control is defined as having occurred if either (a) any "person" hereafter becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Stock (and such person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Stock so owned is equal to or greater than the number of shares of Class B Stock then owned by any other person, or (b) individuals who constitute the Board of Directors on January 1, 1989 (the "incumbent board") cease for any reason to constitute at least 64% of the full board, provided that any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least 64% of the directors comprising the incumbent board shall be considered as though such person was a member of the incumbent board. The term "person" includes any individual, corporation, partnership, group, or association other than the Company, an affiliate of the Company, or any ESOP or other employee benefit plan sponsored or maintained by the Company or any affiliate. The Class B shareholders, voting as a class, are entitled to elect a minimum of 64% of the directors comprising the full board.

V. Proposal to Ratify Appointment of Independent Public Accountants

     There will be presented to the meeting a proposal to ratify the appointment by the Board of Directors, on the recommendation of its Audit Committee, of Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for the Company for the fiscal year ending April 30, 1998. Although it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification by the shareholders to ascertain their views on such selection. Arthur

Andersen has audited the Company's accounts since 1967. Arthur Andersen has advised the Company that during such period neither that firm nor any of its members has or has had any direct or any materially indirect financial interest in the Company or any of its subsidiaries. A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

     Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the meeting:

     "RESOLVED, that the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending April 30, 1998, be and it hereby is ratified, confirmed and approved."

     The affirmative vote of the shares representing a majority of the number of votes accorded to all outstanding shares of the Company (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) present in person or by proxy at the meeting and voting on the proposal is necessary for the adoption of the proposal. In the event that the foregoing proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 1998 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     The Board of Directors recommends that you vote "FOR" the ratification of the appointment of independent public accountants.

VI. Manner and Expenses of Solicitation

     Since many of our shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board of Directors. However, if a shareholder does not return a signed proxy card, his or her shares will not be voted by the proxies. The proxy card, if properly executed and returned, also confers discretionary authority on the proxies to vote the shares represented by the proxy on any other matter that is properly presented for action at the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

     The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

VII. Deadline for Submission of Shareholders Proposals or Board Nominations

     The By-Laws provide that if a shareholder intends to nominate a candidate for election as a director, or bring other business before the Annual Meeting, the shareholder must deliver written notice of his or her intention to the Secretary of the Company (or if notice is mailed, it must be received by the Secretary) not less than 120 calendar days in advance of the date in the then current year corresponding to the date the Company's Proxy Statement was released to shareholders in connection with the previous year's annual meeting. If the date of the annual meeting has been changed by more than 30 days, the notice must be received a reasonable time before such new date. The notice must state the shareholder's name, address, and number of Class A or Class B shares held, and fully describe the business to be brought before the meeting.

In addition, if requested by the Company, the notice must also include all other information that would be required to be filed with the Securities and Exchange Commission, if with respect to the proposed business, the shareholder was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. If the notice pertains to the nomination of a candidate for election as a director, it must include the consent of the nominee to serve as a director of the Company if elected.

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Secretary of the Company (at the address listed at the beginning of this Statement) no later than April 10, 1998.

VIII. Other Matters

     At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named in the enclosed proxies will vote said proxies in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposal outlined above in accordance with the choice specified therein or in favor of any proposal as to which no choice is specified.

     The Annual Report to shareholders was mailed together with this Proxy Statement to shareholders beginning August 8, 1997.

     The Company will provide, without charge, a copy of its Report to the Securities and Exchange Commission on Form 10-K for fiscal 1997, including the financial statements and the schedules thereto. All such requests should be directed to Josephine A. Bacchi, Secretary, John Wiley & Sons, Inc., 605 Third Avenue, New York, New York 10158.

     It is important that the accompanying proxies be returned promptly. Therefore, whether or not you plan to attend the Annual Meeting in person, you are requested to date, sign and return your proxies in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxies may be revoked at any time by you before they are exercised. If you attend the meeting in person, you may withdraw any proxy and vote your own shares.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                      JOSEPHINE A. BACCHI
                                                      Secretary
New York, New York
August 8, 1997